UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2005

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-28229 (Commission File Number)	33-0675808 (IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts (Address of Principal Executive Offices)	01748 (Zip Code)

(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Forum 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition. ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-99.1 Press Release dated July 12, 2005

ITEM 2.02. Results of Operations and Financial Condition. ITEM 8.01. Other Events.

On July 12, 2005, Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”), issued a press release announcing (i) an agreement granting Agilent Technologies Inc. (“Agilent”) a non-exclusive license to use a majority of Caliper’s microfluidics patent estate for clinical diagnostic applications on Agilent’s 2100 Bioanalyzer, its 5100 Automated Lab-on-a-Chip platform and future instrument platforms, and (ii) a separate new supply agreement pursuant to which Agilent will use Caliper as its exclusive supplier of planar LabChip® products for the 2100 Bioanalyzer and future instrument platforms for the next five years. As part of this press release Caliper also updated revenue guidance for the second quarter of 2005, based on preliminary financial results, and reaffirmed its previous revenue projection for the full year 2005. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Caliper, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release entitled “Agilent Technologies Licenses Caliper’s LabChip® Technology for Diagnostic Applications” dated July 12, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.
Date: July 12, 2005	By:	/s/ Thomas Higgins
Thomas Higgins
Executive Vice President & Chief Financial Officer